EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

JAKKS Pacific, Inc.
Santa Monica, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (Nos. 333-219128, 333-221944 and 333-233665) of JAKKS Pacific, Inc. (“Company”) of our report dated May 12, 2020, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP
Los Angeles, California

May 12, 2020